                     STOCK PURCHASE AGREEMENT

                 CASHMERE MANUFACTURING CO., INC.

                        PCT HOLDINGS, INC.

                      HERMAN L. "JACK" JONES

                           JOHN M. EDER

                         FRED R. PAQUETTE

                         DAN A. PAQUETTE

                           MAY 19, 1994

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                        TABLE OF CONTENTS

                                                             Page
                                                             ----


ARTICLE 1  PURCHASE AND SALE OF SHARES . . . . . . . . . . . .  1

      1.1  Share Exchange. . . . . . . . . . . . . . . . . . .  1

ARTICLE 2  CLOSING . . . . . . . . . . . . . . . . . . . . . .  2

      2.1  Closing . . . . . . . . . . . . . . . . . . . . . .  2
      2.2  Deliveries at Closing . . . . . . . . . . . . . . .  2

ARTICLE 3  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .  2

      3.1  Representations and Warranties of the
           Company and Sellers . . . . . . . . . . . . . . . .  2
      3.2  Representations and Warranties of Buyer . . . . . . 12

ARTICLE 4  COVENANTS . . . . . . . . . . . . . . . . . . . . . 15

      4.1  Covenants of Sellers. . . . . . . . . . . . . . . . 15
      4.2  Covenants of Buyer. . . . . . . . . . . . . . . . . 18
      4.3  Post-Closing Covenant . . . . . . . . . . . . . . . 18

ARTICLE 5  CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . 19

      5.1  Condition to Each Party's Obligations . . . . . . . 19
      5.2  Conditions to Buyer's Obligations . . . . . . . . . 19
      5.3  Conditions to Sellers' Obligations. . . . . . . . . 21

ARTICLE 6  TERMINATION . . . . . . . . . . . . . . . . . . . . 21

      6.1  Right to Terminate. . . . . . . . . . . . . . . . . 21
      6.2  Obligations to Cease. . . . . . . . . . . . . . . . 22

ARTICLE 7  INDEMNIFICATION . . . . . . . . . . . . . . . . . . 22

      7.1  Definitions . . . . . . . . . . . . . . . . . . . . 22
      7.2  Indemnification . . . . . . . . . . . . . . . . . . 22
      7.3  Notice. . . . . . . . . . . . . . . . . . . . . . . 23
      7.4  Limitation on Indemnification by the Company. . . . 23

ARTICLE 8  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . 23

      8.1  Survival of Representations and Warranties. . . . . 23
      8.2  Reliance. . . . . . . . . . . . . . . . . . . . . . 23
      8.3  Assignment. . . . . . . . . . . . . . . . . . . . . 24
      8.4  Notices . . . . . . . . . . . . . . . . . . . . . . 24

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      8.5  Governing Law . . . . . . . . . . . . . . . . . . . 24
      8.6  Counterparts. . . . . . . . . . . . . . . . . . . . 24
      8.7  Severability. . . . . . . . . . . . . . . . . . . . 25
      8.8  Amendment and Modification. . . . . . . . . . . . . 25
      8.9  Waiver. . . . . . . . . . . . . . . . . . . . . . . 25
      8.10 Binding Effect. . . . . . . . . . . . . . . . . . . 25
      8.11 Further Assurances. . . . . . . . . . . . . . . . . 25
      8.12 Transaction Expenses. . . . . . . . . . . . . . . . 25
      8.13 Entire Agreement. . . . . . . . . . . . . . . . . . 25
      8.14 Attorneys' Fees . . . . . . . . . . . . . . . . . . 25

                     STOCK PURCHASE AGREEMENT
                     ------------------------


           THIS STOCK PURCHASE AGREEMENT is made as of May 19, 1994, by and between CASHMERE MANUFACTURING CO., INC., a Washington corporation (the "Company"), HERMAN L. "JACK" JONES, JOHN M.
EDER, FRED R. PAQUETTE and DAN A. PAQUETTE (individually,
"Seller" and collectively, "Sellers"), and PCT HOLDINGS, INC., a
Washington Corporation ("Buyer").

                             RECITALS

      A. Sellers own 100% of the outstanding shares of common stock of the Company.

      B. Sellers desire to sell, and Buyer desires to purchase, all of the shares of common stock of the Company, on the terms and conditions contained in this Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

                            ARTICLE 1

                   PURCHASE AND SALE OF SHARES

      1.1 Share Exchange. Subject to the terms and conditions of this Agreement, each Seller agrees to sell to Buyer, and Buyer agrees to purchase from each Seller, at the Closing (as defined in Section 2.1), the number of shares of the issued and outstanding shares of common stock of the Company set forth opposite such Seller's name below. As consideration therefor, each Seller shall receive such number of shares of common stock, no par value, of Buyer ("Buyer Common Stock") set forth opposite such Seller's name.

                     No. of Shares of Common     No. of Shares of Common
Seller               Stock of the Company Sold   Stock of Buyer Received
- ------               -------------------------   -----------------------

Herman L. "Jack" Jones         930                     4,417,500

John M. Eder                    50                       237,500

Fred R. Paquette                10                        47,500

Dan A. Paquette                 10                        47,500

TOTAL:                       1,000                     4,750,000

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(The shares of common  stock of the Company sold to Buyer are referred to as the
"Shares." The shares of Buyer Common Stock transferred to Sellers are referred to as the "Buyer's Shares.")

                            ARTICLE 2

                             CLOSING

      2.1 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Buyer's counsel, Stoel Rives Boley Jones & Grey, at 3600 One Union Square, 600 University Street, Seattle, Washington on May 31, 1994 (the "Closing Date"), or at such other place and time as the parties may mutually agree.

      2.2 Deliveries at Closing. At or prior to the Closing, the parties will deliver or cause to be delivered all documents or instruments required to be delivered by them pursuant to this Agreement. At the Closing, each Seller will deliver to Buyer certificates representing the number of the Shares owned by such Seller, as indicated in section 1.1 above, duly endorsed in blank or with appropriate stock powers, and Buyer will deliver to each Seller a certificate in such Seller's name representing the number of the Buyer's Shares to be issued as indicated in Section 1.1 above.

                            ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company and Sellers. Each of the Company and Sellers, jointly and severally, make the following representations and warranties to Buyer:

           3.1.1 Incorporation; Qualification; Articles and Bylaws. The Company is a corporation duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified and in good standing as a foreign corporation in any jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification. The Company has delivered to Buyer complete and accurate copies of its Articles of Incorporation and Bylaws.

           3.1.2 Capitalization and Title to Outstanding Capital Stock. The Company has authorized capital stock consisting of 1,000 shares of common stock, no par value. On the date of this Agreement, 1,000 shares of such common stock are outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of the Company have been issued in violation of or are subject to any preemptive or similar rights granted to any former or existing shareholder pursuant to law, the Company's Articles of Incorporation, Bylaws or otherwise. Other than pursuant to this Agreement, (i) there is no outstanding subscription, option, warrant, call, or other right, binding upon the Company or any of Sellers (A) relating to the issuance, sale, delivery, voting, transfer, or ownership of the Company's capital stock or (B) relating to the payment of amounts measured by changes in the value or price of any capital stock of the Company, and (ii) the Company has no obligation of any kind to issue any additional securities. The Company has no outstanding obligations to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. All of the outstanding shares of capital stock of the Company are owned beneficially and of record by Sellers, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations.

           3.1.3 Title to Shares; Restricted Shares. At the Closing, Buyer will acquire good title to the Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of any nature. There is no public market for the Shares. The Shares have not been registered under the federal Securities Act of 1933, as amended, or any applicable state securities acts ("Acts"), and neither the Company nor Sellers has any obligation or current intention to register the Shares under the Acts.

           3.1.4 No Subsidiaries. The Company does not have any subsidiaries, and neither Sellers nor the Company has any investments in any other corporation, partnership, association, joint venture or entity.

           3.1.5 Authority; Authorization. The Company has full corporate power and corporate authority, and each Seller has full power and authority, to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to carry out their obligations under this Agreement. This Agreement has been duly and validly authorized by the Board of Directors of the Company, has been duly and validly executed and delivered by the Company and Sellers, and constitutes the valid and binding obligation of each of the Company and Sellers, enforceable in accordance with its terms.

           3.1.6  Financial Matters.

                (a) Financial Statements. The Company has delivered to Buyer true and correct copies of the Company's (a) unaudited balance sheets and statements of income for the fiscal years ended December 31, 1992 and 1993 (collectively, the "Historical
Financial Statements"), and (b) a balance sheet as of March 31, 1994 (the "Current Balance Sheet") and the related statement of income for the two months then ended (collectively, the "Current Financial Statements"). The Historical Financial Statements and the Current Financial Statements are collectively referred to as the "Company Financial Statements." The Company Financial Statements are complete and accurate and, as of their respective dates, present fairly the financial position, results of operations, and changes in financial position of the Company as of the dates and for the periods indicated therein in accordance with GAAP applied on a consistent basis.

                (b) Absence of Undisclosed Liabilities. Except for current liabilities incurred after March 31, 1994, in the ordinary course of business and of a type and in an amount consistent with past practices, or as described on Schedule 3.1.6(b), the Company does not have any liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is not accrued, reserved against, or disclosed in the Company Financial Statements.

                (c) Accounts Receivable. The Company has provided to Buyer a complete and accurate list of all of the receivables of the Company (including accounts receivable, notes receivable and advances) that are reflected in the Current Balance Sheet or that have been billed since the date of the Current Balance Sheet (collectively, the "Receivables"). All of the Receivables reflect actual bona fide transactions and arose in the ordinary course of business. Each of the Receivables can be fully collected when due within 120 days after Closing, without resort to litigation and without offset, deduction or counterclaim, except to the extent of any normal allowance for doubtful accounts reflected in the Current Balance Sheet.

                (d) Inventories. The inventories of the Company, whether finished goods, work in process or raw materials, shown on the Current Balance Sheet or thereafter acquired, are all usable or saleable in the ordinary course of business. The present quantities of all inventory of the Company, taken as a whole, are reasonable and warranted in the present circumstances of its business, in accordance with the past practices of the Company.

           3.1.7 Litigation. Except as disclosed on Schedule 3.1.7, there is no claim, litigation, proceeding or investigation of any kind pending by the Company or against the Company, or the officers or directors of the Company in their capacities as such, or against the properties or business of the Company, and, to the best knowledge of the Company and each Seller, no such claim, litigation, proceeding or investigation has been threatened and there is no basis for any such claim, litigation, proceeding or investigation. There are no actions, proceedings, suits, investigations, or inquiries pending, or to the best knowledge of the Company and each Seller, threatened, that question the validity of this Agreement or any actions taken or to be taken pursuant hereto.

           3.1.8  Absence of Changes.  Except as set forth on
Schedule 3.1.8, since March 31, 1994, the Company has not:

                (a) Adverse Changes. Suffered or been threatened with any adverse change in its business, results of operations, financial condition, properties, assets or prospects;

                (b) Damage. Suffered any damage, destruction, taking or casualty loss, whether or not covered by insurance, of or to any of its assets or properties;

                (c) Dividends. Declared, set aside or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of its capital stock, or directly or indirectly repurchased, redeemed or otherwise acquired any shares of its capital stock, or made any other payment to or for the account of its shareholders;

                (d) Compensation. Increased the rate or terms of compensation payable or to become payable to any director, officer or key employee; changed the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment, severance or arrangement made to, for or with any employee; paid any special bonus or remuneration; executed or amended any written employment contract, except an employment agreement with John M. Eder ("Eder") that was approved in advance by Buyer; or made any change in personnel policies;

                (e) Expenditures. Entered into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing; any purchase, acquisition, sale or other disposition of assets; any lease or sublease; any guaranty, assumption of payment or performance of any loan or obligation of another; or any amendment, modification or termination of any existing agreement, commitment or transaction), involving an obligation to pay an amount greater than $10,000, except the commitment to sell the premises in which the Company's business is operated, and related real property, to Herman L. "Jack" Jones ("Jones") and to lease such premises back to the Company;

                (f)  Accounting Changes.  Made any change in
accounting methods, principles or practices;

                (g) Sales of Stock. Issued or sold any capital stock or issued or granted any option, warrant or right to purchase any capital stock or any security exercisable for the purchase of or convertible into capital stock;

                (h) Certificates and Bylaws. Amended its Articles of Incorporation or Bylaws;

                (i) Business Not in the Ordinary Course. Conducted any business outside the ordinary course of business;

                (j) Liabilities. Incurred any liability which, either individually or in the aggregate, is material to its business, results of operations, financial condition, properties, assets or prospects;

                (k) Encumbrances. Encumbered or consented to the encumbrance of any of its property or assets, except in the ordinary course of business;

                (l)  Labor.  Experienced any labor dispute,
organizational activities or disturbances that could affect in an adverse manner its business, operations, financial condition, assets or prospects;

                (m) Customers. Received any indication from any customer that such customer intends to or may terminate or materially reduce its purchases from historical purchasing patterns for any reason; or

                (n) Further Adverse Changes. Experienced or been threatened with any change in its assets, liabilities, licenses or permits, or in any agreement to which it is a party or is bound, which, either individually or in the aggregate, has had or reasonably could be expected to have a material adverse effect on its business, operations, financial condition, properties, assets or prospects.

           3.1.9  Taxes.  With respect to Taxes (as defined below):

                (a) Returns. The Company has timely filed all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by it under federal, state, local or any foreign laws, and all such Returns are true, correct and complete in all material respects. The Company has delivered to Buyer true and complete copies of all federal, state and foreign income tax returns filed by the Company for taxable years ending December 31, 1993, 1992 and 1991.

                (b) Payment. The Company has, within the time and in the manner prescribed by law, paid all Taxes (as defined below) that are due and payable by the Company. Either the statute of limitations for the assessment of Taxes has expired for all applicable Returns of the Company or such returns have been examined by the appropriate tax authorities for all periods through December 31, 1990. No deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full. No outstanding waivers or comparable consents have been given by the Company regarding the application of the statute of limitations with respect to any Taxes or Returns.

                (c) Tax Liens. There are no liens for Taxes upon the assets of the Company, except liens for Taxes not yet due.

                (d) Withholding. The Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld from wages and other amounts paid or owing to any employee, creditor, independent contractor or any third party, and has paid over to the proper government authorities all amounts required to be withheld and paid over.

                (e) Definition. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments (together with any interest, penalties or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the Company.

           3.1.10 Compliance with Laws. The Company is not operating its business in violation of any applicable laws or regulations. The Company is not subject to any outstanding judgment, order, writ, injunction or decree and has not been charged with, or threatened with a charge of, a violation of any provision of any applicable law or regulation.

           3.1.11 Contracts and Commitments; Absence of Defaults; Violation of Agreements. The Company has provided Buyer with copies of all of the contracts or agreements to which the Company is a party or by which the Company or any of its properties is subject or bound (the "Contracts"), including without limitation: (i) notes, mortgages, deeds of trust, loan agreements, security agreements, guaranties, debentures, indentures, credit agreements and other evidences of indebtedness; (ii) contracts or agreements with any director, officer or shareholder; (iii) leases of real property and leases of equipment or other personal property under which the Company is the lessor or the lessee;
(iv) letters of intent, commitments, option agreements, earnest money agreements, or other similar agreements pertaining to the lease, purchase or sale of any real property; and (v) licenses and sublicenses material to the Company. Except as set forth on Schedule 3.1.11, (a) the Contracts are valid, binding and enforceable in accordance with their terms, (b) the Company is not in default under or in violation of any provision of any Contract; (c) no third party has asserted any claim, dispute or controversy with the Company or withheld payments from or performance to the Company with respect to any Contract; (d) the Company has not received notice or warning of alleged nonperformance or other noncompliance with respect to its obligations under any Contract or any notice that any Contract may be totally or partially terminated or suspended by the other party or parties thereto; and (e) the Company has not entered into any contract or agreement containing covenants limiting its right to compete in any business or with any person. Neither the execution and delivery of this Agreement by the Company nor the consummation by it of the transactions contemplated hereby will conflict with, violate, result in a breach of, or constitute a default under any of the Contracts or result in the creation of any lien or encumbrance upon the assets of the Company.

           3.1.12 Intellectual Property. The Company owns, or has a valid and binding license or licenses to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (the "Intellectual Property") necessary to or used in the conduct of its business as now conducted and as proposed to be conducted.
Schedule 3.1.12 contains a complete and accurate list of all patents, patent applications, trademarks and service marks and related applications, trade names and copyrights owned by or licensed to the Company, including a description of any agreements relating to the acquisition by or license to the Company of the Intellectual Property. Schedule 3.1.12 also describes all licenses or other agreements under which the Company has sold or granted a right to use any Intellectual Property. All Intellectual Property owned by the Company is owned by it free and clear of all liens, claims, encumbrances or adverse claims of any third party. The conduct of the business of the Company does not conflict with or infringe upon any Intellectual Property rights of any other person, and no claims of conflict or infringement are pending or threatened against the Company.

           3.1.13 Insurance. The Company has provided Buyer with complete and accurate copies of all insurance policies and all endorsements thereto maintained by the Company. Except as set forth on Schedule 3.1.13, all such policies are in full force and effect, all premiums have been paid when due, and no notice of cancellation or termination has been received with respect to any such policy.

           3.1.14  Environmental Matters.

                (a) Definitions. "Environmental Law" means any federal, state or local statute, regulation or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such laws. "Hazardous

Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions, any material containing more than one percent by weight of asbestos, and any other substance that is prohibited or regulated by any applicable Environmental Law. "Real Property" means any real property currently or previously owned, leased, controlled, operated or occupied by the Company.

                (b) Hazardous Substances. Except as disclosed on Schedule 3.1.14, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released in, on, under or from the Real Property. Except as described on Schedule 3.1.14, no Hazardous Substance (a) is or has been used, treated, stored, generated, manufactured or otherwise handled on the Real Property, or
(b) has otherwise come to be located in, on or under the Real Property. To the best knowledge of the Company and each Seller, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released in, on, under or from property adjacent to or in the immediate vicinity of the Real Property.

                (c) Underground Storage Tanks. Except as set forth on Schedule 3.1.14, there are no underground storage tanks on the Real Property, whether in use, out of service, closed or decommissioned in place.

                (d) Waste Disposal. No wastes, including without limitation garbage and refuse, have been disposed of on the Real Property. All wastes generated by the business of the Company are and have been properly transported off site and disposed of in compliance with all applicable Environmental Laws.

                (e) Claims. Neither the Company nor Sellers have received notice, or have knowledge, of any claim that the Company is a potentially responsible party under any state or local Environmental Law.

                (f) Environmental Reports. The Company has disclosed and made available to Buyer true, complete and correct copies or results of any reports, studies, analyses, tests or monitoring in the possession of or initiated by the Company pertaining to the existence of Hazardous Substances and any other environmental concerns relating to any of the Real Property, the Prior Property or the business of the Company.

           3.1.15 Labor Matters. The Company does not have a collective bargaining agreement with any labor union. There has not been any strike, slowdown, picketing or work stoppage by employees of the Company, nor has any unfair labor practice charge, complaint or proceeding been brought against the Company. The Company has complied in all material respects with all material laws relating to employment, and no person has asserted, and to the knowledge of the Company and each Seller there is no basis for any person to assert, that the Company is liable in any material amount for any arrears of wages, taxes, penalties or damages for failure to comply with any of the foregoing.

           3.1.16 Employee Benefit Matters. Schedule 3.1.16 includes a complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, relating to employee benefits. No "Reportable Event" within the terms of ERISA has occurred with respect to any pension plan subject to Title IV of ERISA that is administered by it or any administrator designated by it. Except as disclosed in Schedule 3.1.16, no liabilities with respect to any employee benefit plan have been incurred or threatened that would result in material liability to the Company.

           3.1.17 Other Employee Matters. Except as set forth on Schedule 3.1.17, the Company is not bound by or liable for any employment contract, commitment or arrangement, whether written or oral, entered into prior to the Closing Date with respect to any employee, and all employees of the Company are employees at will. The Company has provided Buyer with a list of all vacation, holiday or sick leave policies or arrangement. The Company has also provided Buyer with information regarding all employees of the Company, whether employed directly by the Company or on behalf of the Company by any other company, their salaries, wages, and any other compensation, including compensation in the form of benefits, allowances, perquisites or otherwise, dates of employment, positions and birthdates.

           3.1.18  Title to and Condition of Real and Tangible
Personal Property.

                (a) The Company has provided Buyer with a complete and accurate list of all tangible personal property owned or leased by the Company (the "Tangible Personal Property"). The Company has good and marketable title to all of the Tangible Personal Property owned by it, free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature. The Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is performing satisfactorily, and is adequate for the conduct of the business of the Company.

                (b) Schedule 3.1.18(b) contains a list of all real property owned or leased by the Company (the "Current Real Property"), including the dates of and parties to all leases and any amendments thereof. The Company has ordered a title report for Buyer's benefit on the Current Real Property. The Company has good and marketable fee simple title to any Current Real Property owned by it, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, leases, charges, and other claims and encumbrances of any nature, except for (i) a certain Real Property Sale Agreement to be entered into between the Company and Jones, a copy of which will be attached to Schedule 3.1.18(b) at or prior to Closing, and (ii) covenants, easements and restrictions of record as shown in the title report, and except as otherwise set forth on Schedule 3.1.18(b). All Current Real Property (including improvements thereon) is in satisfactory condition and repair. Neither the operations of the Company on any Current Real Property, nor any improvements on the Current Real Property, violate any applicable building or zoning code or regulation of any governmental authority having jurisdiction.

           3.1.19 Permits and Licenses. Schedule 3.1.19 contains a complete and accurate list of all governmental licenses, permits, easements and authorizations (collectively, "Permits") held by the Company. The Company holds, and at all times has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations. The Company is in compliance with each of the terms of each of its Permits, and there are no claims of violation by the Company of any Permit. Complete and accurate copies of all Permits held by the Company have been delivered to Buyer.

           3.1.20 Certain Interests. Except as set forth on Schedule 3.1.20, neither Sellers nor any officer or director of the Company (or any entity owned or controlled by one or more of such parties) (a) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company, (b) is indebted to the Company, or (c) has any financial interest, direct or indirect, in any supplier or customer of, or other outside business which has any transactions with, the Company. Except as set forth on Schedule 3.1.20, the Company is not indebted to any of Sellers, or to any director or officer of the Company (or any entity owned or controlled by one or more of such parties), except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses.

           3.1.21 Consents and Approvals. Except as set forth on Schedule 3.1.21, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the transactions described in this Agreement by the Company or Sellers.

           3.1.22 Records. The books of account, minute books, and stock records of the Company are complete and accurate in all material respects. Complete and accurate copies of such books and records have been provided to Buyer.

           3.1.23 Bank Accounts. Schedule 3.1.23 contains a complete and accurate list of all the banks or other financial institutions at which the Company maintains accounts or safe deposit boxes, together with the numbers of such accounts and boxes and the names of the persons authorized to draw thereon or permitted access thereto. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

           3.1.24 Product Warranties, Recalls and Liabili- ties. Schedule 3.1.24 contains any standard forms of product warranties provided by the Company. The Company has not undertaken any performance obligations or made any warranties or guarantees with respect to its products other than those disclosed in Schedule 3.1.24, and the aggregate cost to the Company to comply with its product warranties has not and will not exceed $5,000 per year.

           3.1.25 Brokers and Finders. Neither the Company nor Sellers or any officer, director or employee of the Company has employed any broker, finder or investment banker, or incurred any liability for any brokerage or investment banking fees, commissions or finder's fees, in connection with the transactions contemplated by this Agreement.

           3.1.26 No Adverse Consequences. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated in this Agreement will (i) result in the creation or imposition of any lien, charge or encumbrance on any of the assets or properties of the Company, (ii) violate any provision of the Articles of Incorporation or Bylaws of the Company, (iii) violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Company, or (iv) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, result in the breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or permit to which the Company is a party or by which it is bound.

      3.2 Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Sellers and the
Company:

           3.2.1 Existence. Buyer is a corporation duly organized and existing under the laws of the State of Washington and has all requisite corporate power and authority to own, operate and lease its assets and to carry on its business as now conducted and as proposed to be conducted.

           3.2.2 Authority and Validity. Buyer has full corporate power and corporate authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to carry out its obligations under this Agreement. This Agreement has been duly and validly authorized by the Board of Directors of Buyer, has been duly and validly executed and delivered by Buyer, and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

           3.2.3 Capitalization and Capital Stock. Buyer has authorized capital stock consisting of twenty-five million shares of common stock, no par value and five million shares of preferred stock, no par value ("Buyer Preferred Stock"). On the date of this Agreement, prior to giving effect to the issuance of the Buyer's Shares, no shares of Buyer Common Stock and no shares of Buyer Preferred Stock are outstanding. Other than pursuant to this Agreement or the share exchange between the shareholders of Pacific Coast Technologies, Inc. ("PCT") and Buyer (the "Share Exchange") as set forth on Schedule 3.2.3, (i) there is no subscription, option, warrant, call or other right binding upon Buyer or any shareholders of Buyer (A) relating to the issuance, sale, delivery, voting, transfer, or ownership of Buyer's capital stock or (B) relating to the payment of amounts measured by changes in the value or price of any capital stock of Buyer, and (ii) Buyer has no obligation of any kind to issue any additional securities. Buyer has no outstanding obligations to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. Schedule 3.2.3 sets forth a complete and accurate list of all shareholders of PCT as of the date hereof who, to the best of Buyer's knowledge, will on May 31, 1994, (i) surrender their shares of common stock, no par value, of PCT in exchange for the same number of shares of Buyer Common Stock; (ii) if applicable, surrender their warrants to purchase shares of common stock of PCT in exchange for the warrants to purchase the same number of shares of Buyer Common Stock under the same terms and conditions ("Buyer Warrants"); and (iii) if applicable, surrender their options to purchase shares of common stock of PCT and be granted options to purchase the same number of shares of Buyer common stock ("Buyer Options").
Schedule 3.2.3 indicates the number of shares of Buyer Common Stock and Buyer Warrants which may be issued to such shareholders on May 31, 1994 and the number of Buyer Options that are to be granted on or immediately after that date.

           3.2.4 Title to Shares; Restricted Shares. All of Buyer's Shares to be issued pursuant to this Agreement, when issued, will be duly authorized and validly issued, fully paid and nonassessable. At the Closing, Buyer will acquire good title to the Buyer's Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of any nature. There is no public market for the Buyer Shares. The Buyer Shares have not been registered under the Acts, and Buyer has no obligation or current intention to register the Buyer Shares.

           3.2.5 No Subsidiaries. Buyer does not have any subsidiaries, and Buyer does not have any investments in any corporation, partnership, association, joint venture or entity, except that upon completion of the Share Exchange and the transactions contemplated hereby, PCT and the Company will become the subsidiaries of Buyer.

           3.2.6  Financial Matters.

                (a) Financial Statements. Buyer has delivered to Jones true and correct copies of Buyer's (a) audited balance sheet and statement of income for the fiscal year ended May 31, 1993 (collectively, the "Buyer Historical Financial Statements"), and (b) a balance sheet as of April 30, 1994 (the "Buyer Current Balance Sheet") and the related statement of income for the three quarters then ended (collectively, the "Buyer Current Financial Statements"). The Buyer Historical Financial Statements and the Buyer Current Financial Statements are collectively referred to as the "Buyer Financial Statements." The Buyer Financial Statements are complete and accurate and, as of their respective dates, present fairly the financial position, results of operations, and changes in financial position of Buyer as of the dates and for the periods indicated therein in accordance with GAAP applied on a consistent basis.

                (b) Absence of Undisclosed Liabilities. Except for current liabilities incurred after April 30, 1994, in the ordinary course of business and of a type and in an amount consistent with past practices, or as described on Schedule 3.2.6, Buyer does not have any liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is not accrued, reserved against, or disclosed in the Buyer Financial Statements.

           3.2.7 Litigation. Except as set forth on Schedule 3.2.7, there is no claim, litigation, proceeding or investigation of any kind pending by Buyer or against Buyer, or the officers or directors of Buyer in their capacities as such, or against the properties or business of Buyer, and, to the best knowledge of Buyer, no such claim, litigation, proceeding or investigation has been threatened and there is no basis for any such claim, litigation, proceeding or investigation. There are no actions, proceedings, suits, investigations, or inquiries pending, or to the best knowledge of Buyer, threatened, that question the validity of this Agreement or any actions taken or to be taken pursuant hereto.

           3.2.8 Compliance with Laws. Buyer is not operating its business in violation of any applicable laws or regulations. Buyer is not subject to any outstanding judgment, order, writ, injunction or decree and has not been charged with, or threatened with a charge of, a violation of any provision of any applicable law or regulation.

           3.2.9 Consents and Approvals. Except as set forth on Schedule 3.2.9, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the transactions described in this Agreement by Buyer.

           3.2.10 Brokers and Finders. Neither Buyer nor any shareholder, officer, director or employee of Buyer has employed any broker, finder or investment banker, or incurred any liability for any brokerage or investment banking fees, commissions or finder's fees, in connection with the transactions contemplated by this Agreement.

                            ARTICLE 4

                            COVENANTS

      4.1 Covenants of Sellers. Each of Sellers and the Company jointly and severally agree that between the date of this Agreement and the Closing Date, unless Buyer consents in writing:

           4.1.1 Business Operations. The business of the Company will be operated in the ordinary course consistent with past practice, and no new method of operation will be introduced. Sellers and the Company will use their best efforts to preserve the ongoing business and assets of the Company and will not take any action that might impair the business, results of operations, financial condition or prospects of the Company or take or fail to take any action that would cause or permit the representations made by them in this Agreement to be materially inaccurate on the Closing Date or preclude them from making such representations and warranties at the Closing.

           4.1.2 Access. Sellers and the Company will permit Buyer and its authorized representatives full access to, and make available for inspection, all of the assets and business of the

Company, including its employees, customers, suppliers and creditors. Sellers and the Company will furnish to Buyer all documents, records and information with respect to the affairs of the Company as Buyer and its representatives may reasonably request.

           4.1.3 Dividends; Changes in Capital Stock. The Company will not (i) declare, set aside or pay any dividends on, or make any distributions in respect of, any of its common stock, (ii) split, combine or reclassify any of its capital stock or issue, authorize, or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any other outstanding securities.

           4.1.4 No Issuance of Securities. The Company will not issue, deliver or sell, or agree to or authorize or propose the issuance, delivery or sale of
(i) any shares of its capital stock or any other securities, or (ii) any rights, warrants or options to acquire any such securities.

           4.1.5 Articles and Bylaws. The Company will not amend or propose to amend its Articles of Incorporation or Bylaws.

           4.1.6 No Acquisitions. The Company will not acquire or agree to acquire by merger or consolidation with, or by purchase of a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, association or other business organization or division thereof.

           4.1.7 No Dispositions. The Company will not sell, lease, encumber, pledge, grant a security interest in, or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets or any interest in any of its assets, except in the ordinary course of business consistent with prior practice.

           4.1.8 Employee Compensation. The Company will not grant any increase in the compensation or rate of compensation payable or to become payable to any officer, employee or director without the prior consent of Buyer. No bonus, profit sharing, retirement, insurance, death, fringe benefit, severance or other extraordinary or indirect compensation shall accrue, be set aside, or be paid to, for or on behalf on any such person, other than as required by plans or agreements in effect on the date of this Agreement. The Company will not amend or make any commitment to enter into or amend any employment, consulting, employee benefit or other similar agreement.

           4.1.9 Contracts. The Company will not waive any material right or cancel any material contract, debt or claim or assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale, except in the ordinary course of business.

           4.1.10 Confidentiality. Neither Sellers nor the Company will disclose to any person other than their officers, directors, agents and representatives (or cause or permit any of their respective affiliates, employees, officers, directors, agents or other representatives to disclose) any of the terms or conditions of this Agreement, except as may be approved by Buyer or required by law, valid legal process or administrative order. If such disclosure is required, Sellers will provide Buyer a copy of the proposed disclosure at least two business days prior to making the disclosure.

           4.1.11 No Solicitation. Neither Sellers nor the Company will, directly or indirectly, solicit or encourage any person, entity or group (other than Buyer) or enter into any negotiations, discussions or communications with such persons, concerning any merger, sale of substantial assets not in the ordinary course of business, or sale of any capital stock of the Company. Sellers and the Company will each promptly communicate to Buyer the terms of any proposal which they may receive in respect of any such transactions.

           4.1.12 Material Changes. Until the Closing, Sellers and the Company will promptly inform Buyer in writing of (i) any material adverse change (or any condition, event or development that could cause a material adverse change) in the business, properties, assets, liabilities, capitalization, shareholder's equity, condition (financial or other), operations, or prospects of either of the Company, (ii) any governmental complaints, investigations or hearings (or threat thereof), and (iii) the institution or threat of litigation involving the Company or any of its capital stock.

           4.1.13 Failure to Fulfill Conditions. If either any of Sellers or the Company determines that it will be unable to fulfill, at or before the Closing, any of its obligations under this Agreement or any of its conditions to Closing, it will promptly notify Buyer.

           4.1.14 Consultation with Buyer. Until the Closing of this transaction, Sellers and the Company will consult with Buyer with respect to (i) cancellation, modification or continuation of contracts, agreements, commitments or other understandings or arrangements; (ii) retention or termination of employment of employees; and (iii) cancellation, modification or continuation of purchasing, pricing or selling policies.

      4.2 Covenants of Buyer. Buyer agrees that between the date of this Agreement and the Closing Date, unless Sellers consent in writing:

           4.2.1 Confidentiality. Buyer will not disclose to any person other than its officers, directors, agents and representatives (or cause or permit any of its affiliates, employees, officers, directors, agents or other representatives to disclose) any of the terms or conditions of this Agreement, except as may be approved by Sellers or the Company or required by law, valid legal process or administrative order. If such disclosure is required, Buyer will provide Jones a copy of the proposed disclosure at least two business days prior to making the disclosure.

           4.2.2 Failure to Fulfill Conditions. If Buyer determines that it will be unable to fulfill, on or before Closing, any of its obligations under this Agreement or any of its conditions to Closing, it will promptly notify Sellers.

           4.2.3 Issuance of Capital Stock. Buyer will not issue any shares of Buyer Common or Preferred Stock, except pursuant to the Share Exchange.

      4.3  Post-Closing Covenant.

           4.3.1 Election of Directors. Buyer and each Seller agree that after Closing, unless the other otherwise agrees in writing, Buyer shall use its best efforts to cause the shareholders of Buyer to vote their shares so that (i) Jones would be a director for so long as he remains a shareholder of Buyer and Buyer remains a private company; and (ii) Eder would be a director for so long as he is employed by the Company or Buyer and a shareholder of Buyer, and for so long as Buyer remains a private Company. In the event that Buyer becomes a public company, the management of Buyer shall use its reasonable efforts to cause Jones and Eder to be elected to the Board of Directors.

           4.3.2 Shareholders Agreement. Each Seller agrees that upon Closing and the consummation of the Share Exchange, he will become a party to a certain Shareholders Agreement by and between PCT and the shareholders of PCT, dated July 2, 1990, as amended and as assigned to Buyer (the "Shareholders Agreement") and that he will comply with all obligations as a shareholder thereunder. A copy of the Shareholders Agreement has been provided to each Seller. Subject to the Closing and the consummation of the Share

Exchange, execution of this Agreement by each Seller shall be deemed to be his execution of the Shareholders Agreement.

                            ARTICLE 5

                 CONDITIONS PRECEDENT TO CLOSING

      5.1 Condition to Each Party's Obligations. The obligations of each party hereunder are subject to the fulfillment, at or prior to Closing, of the condition that there shall be no pending or threatened claim, action, suit, investigation or proceeding against Buyer, any Seller, or the Company for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation of the transactions contemplated herein are illegal.

      5.2  Conditions to Buyer's Obligations.  The obligations of
Buyer hereunder are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by Buyer):

           5.2.1 Representations and Warranties. The representations and warranties of each Seller and the Company contained herein shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date, and each of Sellers and the Company shall have delivered to Buyer a certificate, dated as of the Closing Date, with respect to their respective representations and warranties. The Company's certificate shall be executed by a person acceptable to Buyer.

           5.2.2 Covenants. Each of Sellers and the Company shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by them prior to Closing, and each of Sellers and the Company shall have delivered to Buyer a certificate, dated as of the Closing Date, with respect to their respective covenants and conditions. The Company's certificate shall be executed by a person acceptable to Buyer.

           5.2.3 No Material Adverse Change. There shall not have been any material adverse change (or any condition, event or development that could cause a material adverse change) in the business, properties, assets, liabilities, capitalization, shareholder's equity, condition (financial or other), operations, or prospects of the Company between the date of this Agreement and the Closing.

           5.2.4 Consents. The Company and Sellers shall have obtained all consents and approvals necessary to the execution, delivery and performance of this Agreement by them. Such consents and approvals shall include, but are not limited to, a consent from Cashmere Valley Bank, consenting to the transactions contemplated in this Agreement and the transfer and conveyance of the Current Real Property to Buyer.

           5.2.5 Corporate Proceedings. All corporate proceedings necessary to be taken by the Company in connection with the transactions contemplated in this Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory to Buyer and its legal counsel, and Buyer and its legal counsel shall have received all such counterpart original, certified or other copies of such documents as they may reasonably request.

           5.2.6 Employment Agreement. Jones and Eder shall each have executed and delivered to Buyer an employment and noncompetition agreement with Buyer and the Company, respectively, in substantially the forms attached as Exhibit A and Exhibit B to this Agreement.

           5.2.7 Due Diligence. Buyer shall have completed its due diligence investigations with respect to the business and affairs of the Company and shall be satisfied with the results.

           5.2.8 Share Certificates. Each Seller shall have delivered to Buyer certificates representing the number of Shares indicated in section 1.1, duly endorsed in blank or with appropriate stock powers.

           5.2.9 Sale of Current Real Property. Jones shall have executed and delivered to the Company a Real Property Sale Agreement in connection with the sale by the Company to Jones of the Current Real Property (the "Real Property Sale Agreement"). The Real Property Sale Agreement, which shall be in a form and on terms satisfactory to Buyer and its counsel and will be attached hereto as
Schedule 3.1.18(b).

           5.2.10 Current Real Property Lease. Jones shall have executed and delivered to the Company a lease (the "Lease") in a form satisfactory to Buyer and its counsel, which shall provide that (i) the Company will lease from Jones and Jones will lease to the Company, a portion of the Current Real Property equal to approximately 42,000 square feet for a period of three years, commencing as of the date of Closing, at a monthly rent of Nine Thousand Dollars ($9,000); and (ii) the Company shall have the right to offset any rent due against the payment of the purchase price due under the Real Property Sale
Agreement, in the event that Jones is in default of the Real Property Sale Agreement.

      5.3 Conditions to Sellers' Obligations. The obligations of Sellers and the Company hereunder are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by Sellers and the Company):

           5.3.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date, and Buyer shall have delivered to Sellers and the Company a certificate of its President, dated as of the Closing Date, with respect to its representations and warranties.

           5.3.2 Covenants. Buyer shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it prior to Closing, and Buyer shall have delivered to Sellers and the Company a certificate of its President, dated as of the Closing Date, with respect to its covenants and conditions.

           5.3.3 Employment Agreement. Buyer shall have executed and delivered to Jones an employment and noncompetition agreement in substantially the form attached as Exhibit A.

           5.3.4 Due Diligence. Sellers shall have completed their due diligence investigations with respect to the business and affairs of Buyer and shall be satisfied with the results.

           5.3.5 Delivery of Stock Certificate. Buyer shall have delivered to each Seller a stock certificate issued in the name of such Seller representing the number of Buyer's Shares indicated in Section 1.1.

                            ARTICLE 6

                           TERMINATION

      6.1 Right to Terminate. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

           6.1.1 Mutual Agreement. By mutual agreement of Buyer and the Company;

           6.1.2 Delay. By either party if the Closing has not occurred by June 15, 1994, provided that the party seeking to terminate the Agreement did not cause the delay.

           6.1.3 Breach by Buyer. By Sellers if Buyer breaches any of Buyer's representations and warranties in any material respect or fails to timely comply in any material respect with any of Buyer's covenants or agreements contained herein; or

           6.1.4 Breach by Sellers or the Company. By Buyer if either any of Sellers or the Company breaches any of its representations and warranties in any material respect or fails to timely comply in any material respect with any of its covenants or agreements contained herein.

      6.2  Obligations  to Cease.  If this  Agreement is terminated  pursuant to
Section 6.1, all obligations of the parties to this Agreement shall terminate and there shall be no liability of any party hereto to any other party except
(i) as set forth in Section 8.12 and (ii) that nothing herein will relieve any party from liability for any willful breach of this Agreement.

                            ARTICLE 7

                         INDEMNIFICATION

      7.1 Definitions. For the purpose of this Article 7, the "Indemnitor" shall be either Sellers and the Company, jointly and severally, or Buyer, whichever is obligated to the other under this Article 7, and the "Indemnitee" shall be the party with the right to indemnification.

      7.2 Indemnification. Subject to Section 8.1, the Indemnitor agrees to defend, indemnify and hold harmless the Indemnitee and any of its subsidiaries, affiliates, employees, officers, directors, agents, successors and assigns from and against any loss, claim, cause of action, damage, liability, expense or cost of any kind or amount, including without limitation any loss of earnings or diminution in the fair market value of the Shares or Buyer's Shares, as the case may be, or any taxes, reasonable attorneys', actuaries', and accountants' fees and expenses, and liabilities arising under ERISA or the Code (collectively, the "Claims"), which may be incurred by the Indemnitee, which results from: (i) any breach of or inaccuracy in any representation, warranty or agreement made by or on behalf of the Indemnitor; or (ii) any misrepresentations in or any omission from any certificate or other document furnished or to be furnished by or on behalf of the Indemnitor. The Indemnitor shall not be liable hereunder with respect to amounts as to which a claim shall have not been made within the appropriate period provided in Section 7.3 of this Agreement. However, except for Receivables governed by Sections 3.1.6(c), no claim may be made with respect to any breach, inaccuracy, misrepresentation or omission if the loss, claim, cause of action, damage or liability to the party claiming such loss (before the addition of any reasonable attorneys' actuaries' or accountants' fees or other expenses incurred in connection therewith) is less than $10,000, unless the aggregate amount of all such claims exceeds $10,000.

      7.3 Notice. The Indemnitee shall notify the Indemnitor in writing of any claim for indemnification under this Agreement, specifying each breach, misrepresentation, omission, exercise, pension claim, or failure forming the basis for such claim, and the amount being claimed as a result thereof, which notice shall be given within 90 days of the discovery of such breach, misrepresentation, omission, exercise, pension claim, or failure and prior to the expiration of the applicable survival period stated in Section 8.1. With respect to any third-party claim, the parties hereto shall make mutually available to each other all relevant information in their possession material to any such claim. The Indemnitor shall have the right to defend at its expense any such third-party claim against the Indemnitee, in which defense the Indemnitee shall cooperate with the Indemnitor, and the Indemnitor shall have the right to dispose of any such claim as it sees fit, as long as such disposition is without prejudice to the Indemnitee or to any subsidiary or affiliate of the Indemnitee.

      7.4 Limitation on Indemnification by the Company. The obligations of the Company pursuant to this Article 7 to indemnify Buyer or any of Buyer's subsidiaries, affiliates, employees, officers, directors, agents, successors and assigns from and against any loss, claim, cause of action, damage, liability, expense or cost shall terminate immediately upon the Closing, and such termination shall have no effect upon the joint and several obligations of Sellers pursuant to this Article 7.

                            ARTICLE 8

                        GENERAL PROVISIONS

      8.1 Survival of Representations and Warranties. Except as stated below, the representations and warranties contained in this Agreement shall survive for a period of two years after the Closing Date. The representations and warranties contained in Sections 3.1.10 (Taxes) and 3.1.15 (Environmental Matters) shall survive for a period equal to the statute of limitations for such matters. From and after the Closing, the representations and warranties contained in Section
3.1 shall be deemed to be representations of Sellers only.

      8.2 Reliance. Sellers and the Company recognize and agree that, notwithstanding any investigation by Buyer, Buyer and any of its affiliates (including without limitation Buyer's parent corporation) shall be entitled to rely upon their representations and warranties set forth this Agreement.

      8.3 Assignment. Neither this Agreement nor any right or obligation created hereby may be assigned by any party without the prior written consent of the other parties or their successors.

      8.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing, shall be addressed as provided below and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service, (iii) if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or
(iv) if sent by prepaid telegram or by telex or facsimile copy and confirmed. Notice so given shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon tender. For the purposes of notice, the addresses of the parties shall be as noted below; provided that any party shall have the right to change its address for notice hereunder by giving written notice to the other parties. The initial addresses and facsimile numbers of the parties are as follows:

      BUYER:              Pacific Coast Technologies, Inc.
                          410 Olds Station Road
                          Wenatchee, WA 98801
                          Attn:  Donald A. Wright, President
                          Fax No. (509) 664-6868

      Copies to:          Sheryl A. Symonds, Esq.
                          Stoel Rives Boley Jones & Grey
                          36th Floor One Union Square
                          600 University Street
                          Seattle, WA 98101-3197
                          Fax No. (206) 386-7500

      Company and
        Sellers:          102 Maple Street
                          Cashmere, WA 98815
                          Attn: Jack Jones
                          Fax No. (509) 782-2580

      8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

      8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

      8.7 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

      8.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

      8.9 Waiver. Any waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be valid only if set forth in an instrument in writing signed by the party granting such waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of any other provision.

      8.10 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties, their legal representative, successors, and permitted assigns.

      8.11 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated in this Agreement.

      8.12 Transaction Expenses. Whether or not the transactions contemplated in this Agreement are consummated, Buyer and each Seller shall each pay its own costs and expenses (including without limitation attorneys' and accountants' fees and expenses) and Sellers shall pay the costs and expenses of the Company (including without limitation attorneys' and accountants' fees and expenses).

      8.13 Entire Agreement. This Agreement, including the Schedules and the Exhibits hereto, sets forth the entire understanding and agreement of the parties relating to the purchase and sale of the Shares and supersedes any and all other understandings, negotiations or agreements between the parties hereto relating to the purchase and sale of the Shares.

      8.14 Attorneys' Fees. In the event of a dispute between the parties resulting in litigation with respect to the subject matters hereof, the substantially prevailing party as determined by a court shall be entitled to a judgment for its costs through appeal, including reasonable attorneys' fees.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                               BUYER:

                               PCT HOLDINGS, INC.


                               By /s/ DONALD A. WRIGHT
                                  -----------------------------------
                                    Its President


                               COMPANY:

                               CASHMERE MANUFACTURING CO., INC.


                               By /s/ JACK JONES
                                  -----------------------------------
                                    Its President

                               SELLERS:


                                 /s/ JACK JONES
                               --------------------------------------
                               Herman L. "Jack" Jones


                               /s/ JOHN M. EDER
                               --------------------------------------
                                  John M. Eder


                               /s/ FRED R. PAQUETTE
                               --------------------------------------
                               Fred R. Paquette


                               /s/ DAN A. PAQUETTE
                               --------------------------------------
                                Dan A. Paquette

                             EXHIBITS
                             --------



      THE EXHIBITS AND SCHEDULES ACCOMPANYING THIS AGREEMENT
      ARE IMMATERIAL AND THE FILING THEREOF HAS BEEN OMITTED
                       FROM THIS FORM 10-KSB